SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SIRENZA MICRODEVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIRENZA MICRODEVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2003

TO THE STOCKHOLDERS OF SIRENZA MICRODEVICES, INC.:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Sirenza Microdevices, Inc., a Delaware corporation (the Company or Sirenza Microdevices), will be held on Friday, May 30, 2003 at 2:00 p.m., local time, at the Company’s principal executive offices located at 522 Almanor Avenue, Sunnyvale, California 94085, for the following purposes:

1.	To elect one Class III director for a term of three years or until his successor is duly elected and qualified;

2.	To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a Proxy.

By order of the Board of Directors

/s/ SUSAN P. KRAUSE
Susan P. Krause Vice President, General Counsel and Secretary

Sunnyvale, California

April 7, 2003

SIRENZA MICRODEVICES, INC.

522 ALMANOR AVENUE

SUNNYVALE, CA 94085

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of Sirenza Microdevices, Inc. (the Company or Sirenza) for use at the Annual Meeting of Stockholders to be held on Friday, May 30, 2003 at 2:00 p.m., or at any adjournment or postponement thereof (the Annual Meeting), at the Company’s principal executive offices, located at 522 Almanor Avenue, Sunnyvale, California 94085, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number at its principal executive offices is (408) 616-5400. The Company’s fiscal year ends on December 31st of each year. The Company’s last fiscal year ended on December 31, 2002 (the Last Fiscal Year).

RECORD DATE AND MAIL DATE; OUTSTANDING SHARES

Stockholders of record at the close of business on April 2, 2003 (the Record Date) are entitled to notice of and to vote at the Annual Meeting. This proxy statement, the form of proxy and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 will be mailed on or about April 15, 2003 to all stockholders entitled to vote at the Annual Meeting. As of the close of business on April 2, 2003, 30,014,340 shares of the Company’s common stock, $0.001 par value (the common stock), were issued and outstanding.

VOTING AND REVOCABILITY OF PROXIES

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder as marked on such proxies. If no specific instructions are given, the shares represented by proxies will be voted as follows:

•	FOR the election of the nominee for the Class III director set forth herein, and

•	FOR ratification of the appointment of independent auditors described herein.

In addition, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretion to vote the shares represented by proxies, or otherwise act with respect to such matters, in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing a written instrument revoking the proxy with the Secretary of the Company, by executing and delivering to the Company a subsequent proxy prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

VOTES PER SHARE; VOTES REQUIRED FOR APPROVAL

Each share of common stock outstanding as of the close of business on the Record Date shall be entitled to one vote on each matter properly brought before the stockholders at the Annual Meeting. The stockholders shall not be entitled to cumulate their votes on any matter brought before them at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the nominee for director contemplated in Proposal 1, meaning that the one properly nominated person receiving the highest number of affirmative votes cast by stockholders entitled to vote at the Annual Meeting will be elected.

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the independent auditors for the Company contemplated in Proposal 2.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The quorum required for the transaction of business at the Annual Meeting shall be the presence at the Annual Meeting of a majority of the shares of common stock issued and outstanding at the close of business on the Record Date. Shares of common stock present at the Annual Meeting in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purpose of determining whether that matter has been approved by the stockholders, such abstentions have the same effect as negative votes for each proposal other than the election of directors. Shares present or represented by proxy and entitled to vote are counted toward a quorum, even if they abstain from voting on any matter.

Broker non-votes occur where a nominee such as a financial institution holds in its name shares beneficially owned by another person, and returns a proxy to the Company with respect to such shares, but indicates that it does not have the authorization of the beneficial owner to vote the owner’s shares on one or more proposals. Broker non-votes are counted as present or represented for purposes of determining the existence or absence of a quorum at a meeting. Broker non-votes are not, however, counted or deemed to be present or represented for purposes of determining whether stockholder approval of any particular matter has been obtained, and hence will not have the effect of negative votes on a matter unless the vote required for approval of such matter is the affirmative vote of some percentage of the outstanding shares entitled to vote, without regard to whether such shares are present or represented by proxy at the meeting.

DISSENTERS’ RIGHTS

There are no dissenters’ rights of appraisal associated with the matters to be acted upon in Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTOR

GENERAL

The Company’s Board of Directors (the Board of Directors) is currently comprised of five directors who are divided into three classes with terms expiring in 2003, 2004 and 2005, respectively. A director serves in office until his or her term expires and his or her respective successor is duly elected and qualified, or until his or her earlier death, removal for cause or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEE FOR CLASS III DIRECTOR

Only one of the current five seats on the Board of Directors is to be filled by the vote of the outstanding shares entitled to vote at the Annual Meeting. This seat is the Class III directorship, the current term of which expires on the date of the Annual Meeting. This seat is currently held by John Ocampo, Chairman of the Board, who has been nominated by the Board of Directors for re-election for a three-year term, to expire on the date of the Company’s 2006 annual meeting of stockholders or the due election and qualification of his successor, or his earlier death, removal for cause or resignation.

Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Ocampo. The Company expects that Mr. Ocampo will accept such nomination; however, in the event that Mr. Ocampo is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee designated by the present Board of Directors.

INFORMATION REGARDING NOMINEE AND OTHER DIRECTORS

Certain background information regarding the nominee for director and the other current directors of the Company has been set forth below for your reference. There are no family relationships among any directors or executive officers of the Company, other than that between John Ocampo, the Chairman of the Board of Directors of the Company, and his spouse Susan Ocampo, the Treasurer of the Company. Stock ownership information for these persons is shown below under the heading Security Ownership of Certain Beneficial Owners and Management, and is based upon information furnished by the respective individuals named therein.

NOMINEE FOR CLASS III DIRECTOR

John Ocampo, a co-founder of the Company, has served as the Company’s Chairman of the Board since December 1998, and has served as a director since the Company’s inception. From May 1999 to September 2002, Mr. Ocampo also served as the Company’s Chief Technology Officer, and from 1984 to May 1999 as the Company’s President and Chief Executive Officer. From 1982 to 1984, Mr. Ocampo served as General Manager at Magnum Microwave, an RF component manufacturer. From 1980 to 1982, he served as Engineering Manager at Avantek, a telecommunications engineering company, now Hewlett-Packard/Avantek. Mr. Ocampo holds a B.S.E.E. degree from Santa Clara University. Age 44.

INCUMBENT CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2004

Robert Van Buskirk has served as the Company’s President and Chief Executive Officer and as a director since May 1999. Before joining the Company, Mr. Van Buskirk held the position of Executive Vice President of Business Development and Operations from August 1998 to May 1999 at Multilink Technology Corporation, a

company specializing in the design, development, and marketing of high bit-rate electronic products for advanced fiber optic transmission systems. Prior to his position at Multilink, Mr. Van Buskirk held various management positions at TRW, a semiconductor wafer manufacturer, including Executive Director of the TRW GaAs telecom products business from 1993 to August 1998. Mr. Van Buskirk holds a B.A. from California State University at Long Beach. Age 54.

Peter Chung has served as the Company’s director since October 1999. Mr. Chung is a General Partner and Member of various entities affiliated with Summit Partners, L.P., a venture capital and private equity firm, where he has been employed since August 1994. Summit Partners, L.P. and its affiliates manage a number of private equity funds, including Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors (QP) Fund, L.P., Summit V Advisors Fund, L.P. and Summit Investors III, L.P. Prior to attending Stanford Business School, Mr. Chung was a Financial Analyst with the Mergers and Acquisitions department at Goldman, Sachs & Co. from 1989 to 1992. Mr. Chung also serves as a director of Ditech Communications Corporation, a developer of echo cancellation and optical networking equipment, Somera Communications, Inc., a supplier of telecommunications infrastructure equipment and services, and a number of privately held companies. Mr. Chung holds an A.B. from Harvard University and an M.B.A. from Stanford University. Age 35.

INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2005

Casimir Skrzypczak has served as the Company’s director since January 2000. Since July 2001, Mr. Skrzypczak has been a General Partner of Global Asset Capital, a venture capital fund. From November 1999 to July 2001, Mr. Skrzypczak served as a Senior Vice President at Cisco Systems, a networking systems company. Prior to joining Cisco, Mr. Skrzypczak served as a Group President at Telcordia Technologies, a telecommunications company, from March 1997 to October 1999. From 1985 to March 1997, Mr. Skrzypczak served as President of NYNEX Science & Technology, Inc. and Chief Technology Officer of NYNEX Corporation, a telecommunications company. Mr. Skrzypczak also serves as a director of JDS Uniphase Corp., a fiber-optic products company, WebEx Communications Inc., a web-based communications infrastructure service company, ECI Telecom Ltd., a provider of advanced telecommunications solutions, and a number of privately held companies. Mr. Skrzypczak holds a B.E. from Villanova University and an M.B.A. from Hofstra University. Age 61.

John Bumgarner, Jr. has served as the Company’s director since December 1999. Mr. Bumgarner served as President of Strategic Investments of Williams Communications Group, a communications infrastructure company, from 1999 to October 2002, and also as its Chief Operating Officer from October 2001 to October 2002. Williams Communications Group filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in 2002. From 1979 to May 2001, Mr. Bumgarner served in a number of capacities at Williams Companies, a communications and natural gas pipeline infrastructure company, most recently as a Senior Vice President of Corporate Development and Planning. From 1996 through May 2001, Mr. Bumgarner also served as President of Williams International, a pipeline infrastructure company. From 1995 to May 2001, Mr. Bumgarner served as President of Williams Headquarters Building Group as well. Mr. Bumgarner also serves as a director of MPSI, a global software and database company, PowerTel, a telecommunications service provider in Australia, Energy Partners, Ltd., an oil and natural gas exploration and production company, and one or more privately held companies. Mr. Bumgarner holds a M.S. from the University of Kansas, and an M.B.A. from Stanford University. Age 60.

BOARD COMPOSITION

The Company currently has five directors. In accordance with the terms of the Company’s certificate of incorporation, the terms of office of our Board of Directors are divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2004, Class II, whose term will expire at the annual meeting of stockholders to be held in 2005, and Class III, whose term will expire at this Annual Meeting.

The Class I Directors are Mr. Van Buskirk and Mr. Chung. The Class II Directors are Mr. Skrzypczak and Mr. Bumgarner. The Class III Director is Mr. Ocampo. At each future annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following their election and the due election and qualification of their successors, or until their earlier death, resignation or removal for cause. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control of the company. The Company’s directors may be removed for cause by the affirmative vote of the holders of a majority of the Company’s outstanding common stock.

BOARD AND COMMITTEE MEETINGS

The Board of Directors held a total of 16 meetings during the Last Fiscal Year. During the Last Fiscal Year, no director attended fewer than 75% of the aggregate of the number of meetings held by the Board of Directors and the number of meetings of committees, if any, upon which such director served.

The Company does not presently have a nominating committee. The audit committee, which was established in November 1999, consists of Mr. Bumgarner, Mr. Chung and Mr. Skrzypczak. Each member of the audit committee is an independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, as modified or supplemented to date. The audit committee held a total of five meetings during the Last Fiscal Year. The Board of Directors has adopted a written charter for the audit committee, which is attached as Appendix B to this Proxy Statement and which sets forth in detail the duties of and functions performed by the audit committee. Major functions of the audit committee include, without limitation: (i) continuous review of the adequacy of the Company’s system of internal controls; (ii) review of the independence, fee arrangements, audit scope, performance and audit findings of the Company’s independent auditors, and recommendation of the appointment of independent auditors to the Board of Directors; (iii) review prior to release of the audited financial statements and Management’s Discussion and Analysis contained in the Company’s Annual Report on Form 10-K, and the unaudited quarterly operating results contained in the Company’s quarterly earnings release; and (iv) preparation of reports to be included in Company proxy statements in compliance with Item 7(e)(3) of Schedule 14A. The audit committee report for the Last Fiscal Year is included in this Proxy Statement, beginning on page 20 hereof.

The compensation committee, which was established in September 1999, consists of Mr. Chung and Mr. Bumgarner. The compensation committee makes recommendations regarding our stock option plans and all matters concerning executive compensation. The compensation committee held a total of nine meetings during the Last Fiscal Year. The compensation committee report for the Last Fiscal Year is included in this Proxy Statement, beginning on page 16 hereof.

REQUIRED VOTE

The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of the nominee for director contemplated in Proposal 1, meaning that the one properly nominated person receiving the highest number of affirmative votes cast by stockholders entitled to vote at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEE LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has audited the Company’s financial statements since 1996, and the Board of Directors of the Company adopted a resolution selecting Ernst & Young LLP as the Company’s independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote or lack of ratification, the Board of Directors will reconsider its selection. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

FEES PAID TO ACCOUNTANTS FOR SERVICES RENDERED DURING FISCAL YEAR 2002

Audit Fees:

The fees of Ernst & Young LLP for review of the Company’s annual financial statements for the Last Fiscal Year and those financial statements included in the Company’s quarterly reports on Form 10-Q for the Last Fiscal Year totaled $243,000.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the Last Fiscal Year.

All Other Fees:

The fees of Ernst & Young LLP for all other services rendered to the Company during the Last Fiscal Year totaled $267,000. Of this amount, $191,000 was for audit related services (i.e., registration statements and accounting consultations) and $76,000 was for non-audit related services (i.e., tax filings and tax-related consultations).

The Audit Committee has considered whether Ernst & Young LLP’s provision of such non-audit services is compatible with maintaining Ernst & Young LLP’s independence and has determined that the provision of such services by Ernst & Young LLP is compatible with maintaining its independence.

REQUIRED VOTE

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent public accountants is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR.

OTHER INFORMATION

EXECUTIVE OFFICERS

In addition to Mr. Ocampo and Mr. Van Buskirk, as of April 1, 2003, the following persons are executive officers of the Company:

Name	Age	Position
Thomas Scannell	52	Vice President, Finance and Administration, Chief Financial Officer, Assistant Secretary and Assistant Treasurer
Joseph H. Johnson	62	Chief Technology Officer and Vice President, Advanced Products
Gerald Quinnell	45	Executive Vice President, Business Development
Gerald Hatley	33	Vice President, Controller and Chief Accounting Officer
Norman Hilgendorf	42	Vice President, Sales & Marketing
Susan P. Krause	32	Vice President, General Counsel and Secretary
Guy Krevet	56	Vice President, Operations
Chris Menicou	44	Vice President, Quality/Reliability
Susan Ocampo	45	Treasurer
John Pelose	48	Vice President, Wireless Products

Thomas Scannell has served as the Company’s Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer since November 1999 and has served as Assistant Secretary since January 2003. From November 1999 to January 2003, Mr. Scannell also served as the Company’s Secretary. From November 1996 to May 1999 Mr. Scannell served as the Vice President, Finance of Spectra-Physics Lasers, a laser manufacturer. From 1990 to November 1996, Mr. Scannell held the positions of Division Controller and Assistant Corporate Controller at Raychem Corporation, a materials science company. Mr. Scannell holds a B.A. and an M.B.A. from Stanford University.

Joseph H. Johnson has served as the Company’s Vice President and Chief Technology Officer since September 2002. From 1994 until September 2002 he was President, Chief Executive Officer and Founder of Xemod, Inc., a fabless manufacturer of RF components. Mr. Johnson holds a B.S.E.E degree from North Carolina State University and an M.S. in Physics from Lynchburg College.

Gerald Quinnell has served as the Company’s Executive Vice President, Business Development since February 2001. From November 1998 to December 2001, Mr. Quinnell also served as the Company’s Vice President, Sales and Marketing. From November 1998 to February 2001, Mr. Quinnell also served as the Company’s Chief Operating Officer. Mr. Quinnell served as President and Chief Operating Officer of the RF and Microwave business unit of Avnet, Inc. from June 1997 to September 1998, and as Corporate Vice President of Avnet, Inc., during the same period. From 1988 to June 1997, Mr. Quinnell served as Chief Operating Officer of Penstock, Inc., an RF and microwave distribution company subsequently sold to Avnet, Inc. Mr. Quinnell holds a B.S. from the University of Phoenix.

Gerald Hatley has served as the Company’s Vice President, Controller and Chief Accounting Officer since April 2002. Mr. Hatley served as the Company’s Controller from December 1999 to April 2002. From October 1994 to December 1999 he served as an auditor for Ernst & Young LLP, most recently as an audit manager. Mr. Hatley holds a B.S. from California Polytechnic State University, San Luis Obispo and is a certified public accountant.

Norman Hilgendorf has served as the Company’s Vice President, Sales & Marketing since December 2001. Mr. Hilgendorf served as the Company’s Marketing Director, Standard Products from May 2000 to December 2001, and as the Company’s Central U.S. Sales Director from January 2000 to May 2000. From January 1998 to

December 1999, he was Vice President and General Manager at Richardson Electronics, a distributor of electronics components. He was also the Wireless Business Unit Manager and Product Manager for Richardson Electronics from 1994 to January 1998. Mr. Hilgendorf received his B.S.E.E. from the University of Illinois and an M.B.A. from the University of Chicago.

Susan P. Krause has served as Sirenza’s Vice President, General Counsel and Secretary since January 2003. During the period between February 2002 and January 2003, Ms. Krause acted from time to time as an independent legal consultant to a private technology company and individual clients. From October 1996 to February 2002, Ms. Krause served as an Associate Attorney with the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Ms. Krause holds an A.B. from Harvard University and a J.D. from Yale Law School.

Guy Krevet has served as the Company’s Vice President, Operations since November 1998. From June 1995 to November 1998, Mr. Krevet served as Vice President and General Manager of Operations, Engineering, and Manufacturing for Avnet, Inc., a distributor of electronic components and computer products. From 1971 to 1995, Mr. Krevet served in various positions at Hewlett-Packard/Avantek, most recently as Manufacturing Manager.

Chris Menicou has served as the Company’s Vice President of Quality and Reliability since September 2002. Mr. Menicou held the position of Vice President of Operations from October 2000 to November 2001 for Spectrian, Inc., a manufacturer of radio frequency amplifiers. From January 1998 to October 2002 he served as Spectrian’s Vice President of Quality and Reliability. He also held the position of Vice President of Quality at Credence Test Systems, a semiconductor equipment manufacturer, from March 1997 to January 1998. Prior to this he held various operations, customer support and quality management positions at Trillium, a private company, later acquired by LTX Corporation and Fairchild/Schlumberger. Mr. Menicou holds a B.S. from San Jose State University.

Susan Ocampo is co-founder of the Company and has served as the Company’s Treasurer since November 1999. From 1988 to November 1999, Mrs. Ocampo also served as the Company’s Chief Financial Officer and Secretary and as one of the Company’s directors. Mrs. Ocampo holds a B.A. from Maryknoll College, in Manila, Philippines.

John Pelose has served as the Company’s Vice President, Wireless Products since February 2002. From December 2001 to February 2002, he served as the Company’s Director of Wireline Products. He also served as the Company’s Director of Marketing of Wireless Products from January 2000 to December 2001. Mr. Pelose held the position of Vice President and General Manager of Multicarrier Products for Spectrian, Inc., a manufacturer of radio frequency amplifiers, from November 1998 to January 2000. From March 1998 to November 1998, he served as Spectrian’s Vice President of Technical Business Development, and from 1995 to October 1998, he served as its Vice President of Manufacturing Engineering. Mr. Pelose received his M.S.E.E. from University of Santa Clara and his B.S.E.E. from University of California at Davis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company with respect to the beneficial ownership of the Company’s common stock as of April 1, 2003 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Named Executive Officers (as defined on page 12), (iii) each of the Company’s directors and nominees for director, and (iv) all of the Company’s directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, to the Company’s knowledge the persons named below have sole voting and investment power with respect to all shares of common stock held by them. For the purposes of calculating percentage ownership, as of April 1, 2003, 30,014,340 shares of our common stock were issued and outstanding.

Unless otherwise indicated below, each person has an address in care of Sirenza’s principal executive offices at 522 Almanor Avenue, Sunnyvale, California 94085.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
John and Susan Ocampo(2)	13,475,931	44.9%
Wasatch Advisors, Inc.(3)	3,117,802	10.4%
Amaranth L.L.C. and Nicholas M. Maounis(4)	2,054,153	6.8%
Entities affiliated with Summit Partners L.P.(5)	1,605,897	5.4%
Robert Van Buskirk(6)	264,064	*
Guy Krevet(7)	84,146	*
Gerald Quinnell(8)	234,120	*
Thomas Scannell(9)	164,284	*
John Bumgarner Jr.(10)	20,166	*
Peter Chung(11)	1,605,897	5.4%
Casimir Skrzypczak	18,182	*
All directors and executive officers as a group (15 persons)(12)	16,072,710	52.3%

*	Less than one percent (1%).
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Sirenza Microdevices common stock subject to options held by that person that will be exercisable within sixty days of April 1, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Consists of 1,050,000 shares held by John Ocampo, 1,050,000 shares held by Susan Ocampo, 7,611,353 shares held jointly by John and Susan Ocampo, as community property, 1,282,600 shares held by John Ocampo and Susan Ocampo, Trustees of Susan Ocampo Annuity Trust U/I Dtd. September 27, 1999, 1,282,600 shares held by John Ocampo and Susan Ocampo, Trustees of John Ocampo Annuity Trust U/I Dtd. September 27, 1999, 225,707 shares held by Susan Ocampo and John Ocampo, Trustees, 2001 Ocampo Charitable Trust, 900,000 shares held by Samat Partners, a California limited partnership and an aggregate of 73,671 shares held by a custodian and various trusts for the benefit of the Ocampos’ minor children. Mrs. Ocampo is the custodian and Mr. and Mrs. Ocampo are co-trustees with a third person of each the trusts for the benefit of the minor children and share voting and dispositive authority over these shares. Mr. and Mrs. Ocampo disclaim beneficial ownership of the shares held by each of the foregoing trusts and partnerships except to the extent of their pecuniary interest in these shares.

(3)	Included in reliance on information contained in a Schedule 13G filed February 11, 2003 by Wasatch Advisors, Inc. As to the indicated number of shares, Wasatch Advisors, Inc. reported sole voting and dispositive power. The address of record for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(4)	Included in reliance on information contained in a Schedule 13G filed jointly February 12, 2003 by Amaranth L.L.C. and Nicholas M. Maounis. As to the indicated number of shares, each of Amaranth L.L.C. and Nicholas M. Maounis reported sole voting and dispositive authority. The address of record for Amaranth L.L.C and Nicholas M. Maounis is One American Lane, Greenwich, Connecticut 06831.
(5)	Consists of 1,189,549 shares held by Summit Ventures V, L.P., 24,427 shares held by Summit Investors III, L.P., 25,766 shares held by Summit V Advisors, L.P., 281,839 shares held by Summit Ventures V Companion Fund, L.P., and 84,316 shares held by Summit V Advisors (QP), L.P. Summit Partners, LLC is the general partner of Summit Partners V, L.P., which is the general partner of each of Summit Ventures V, L.P., Summit V Advisors, L.P., Summit V Advisors (QP), L.P. and Summit Ventures V Companion Fund, L.P. Summit Partners, LLC, through a five-person investment committee comprised of certain of its members listed below, has voting and dispositive authority over the shares held by each of these entities and Summit Investors III. Decisions of the investment committee are made by a majority vote of its members and, as a result, no single member of the investment committee has voting or dispositive authority over the shares. Messrs. E. Roe Stamps, IV, Stephen G. Woodsum, Gregory M. Avis, Walter G. Kortschak, Martin J. Mannion, Thomas S. Roberts, Bruce R. Evans, Joseph F. Trustey, Kevin P. Mohan, Peter Y. Chung, and Thomas F. Farb are the members of Summit Partners, LLC, and each disclaims beneficial ownership of the shares held by the Summit entities except to the extent of his pecuniary interest therein. The address of record for entities affiliated with Summit Partners, L.P. is 499 Hamilton Avenue, Suite 200, Palo Alto, CA 94301.
(6)	Includes 225,331 shares subject to outstanding options exercisable within sixty days of April 1, 2003.
(7)	Includes 81,940 shares subject to outstanding options exercisable within sixty days of April 1, 2003.
(8)	Includes 139,154 shares subject to outstanding options exercisable within sixty days of April 1, 2003.
(9)	Includes 159,525 shares subject to outstanding options exercisable within sixty days of April 1, 2003.
(10)	Consists of 1,000 shares held by 21st Century LLC, of which Mr. Bumgarner is a managing member, and 19,166 shares subject to outstanding options exercisable within sixty days of April 1, 2003. Mr. Bumgarner disclaims beneficial ownership of the shares held by 21st Century LLC except to the extent of his pecuniary interest in these shares.
(11)	Mr. Chung, one of our directors, is a member of Summit Partners, LLC, the general partner of Summit Partners V, L.P., which is the general partner of each of Summit Ventures V, L.P., Summit V Advisors, L.P., Summit Ventures V Companion Fund, L.P. and Summit V Advisors Fund (QP), L.P. Summit Partners, LLC, through a five-person investment committee comprised of certain of its members, has voting and dispositive authority over the shares held by these entities and Summit Investors III, L.P. Mr. Chung does not have voting or dispositive authority over these shares and disclaims beneficial ownership except to the extent of his pecuniary interest in these shares.
(12)	Includes an aggregate of 721,698 shares subject to outstanding options exercisable within sixty days of April 1, 2003.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information regarding our equity compensation plans as of the end of the Last Fiscal Year.

Plan Category	(A) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(B) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights	(C) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A))
Equity Compensation Plans Approved By Security Holders	2,292,339(1)	$2.43	3,308,345(1)(2)
Equity Compensation Plans Not Approved By Security Holders	None	Not applicable	None

(1)	In the third quarter of 2002, Sirenza’s board of directors approved a voluntary stock option exchange program for employees and directors. Under the program, eligible employees and directors were given the opportunity to exchange certain unexercised stock options for new options to be granted at least six months and one day following the cancellation of the exchanged options. On September 19, 2002, Sirenza cancelled options to purchase 2,416,416 shares of Sirenza’s common stock. In exchange for those options cancelled, Sirenza granted new options to purchase an aggregate of up to 2,300,666 shares of Sirenza’s common stock on March 21, 2003 to directors and employees remaining employed on that date. The new options are exercisable for an equal number of shares as the exchanged options and the exercise price of the new options is equal to the fair market value of Sirenza’s common stock at the time of grant, or $1.34 per share.
(2)	Consists of 2,862,242 shares available for future issuance under our Amended and Restated 1998 Stock Plan, and 446,103 shares available for future issuance under our 2000 Employee Stock Purchase Plan as of the end of the Last Fiscal Year. The number of shares available for future issuance under the 1998 Plan is increased each year by a number of shares equal to the lesser of (i) 1,500,000 shares, (ii) 3% of our outstanding shares as of such date, or (iii) such other amount as is determined by our Board of Directors. The number of shares available for future issuance under the 2000 Plan is increased each year by a number of shares equal to the lesser of (i) 350,000 shares, (ii) 1% of our outstanding shares as of such date, or (iii) such other amount as is determined by our Board of Directors.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION

The following table shows, as to any person serving as Chief Executive Officer during the Last Fiscal Year and each of the four other most highly compensated executive officers of the Company during the Last Fiscal Year whose salary plus bonus exceeded $100,000 (the Named Executive Officers), information concerning compensation paid for services rendered to the Company during the last three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Long-Term Compensation Options/SARS(1)	All Other Compensation(2)
Robert Van Buskirk President and Chief Executive Officer	2002 2001 2000	$ $ $	262,337 212,279 225,000	$ $ $	— — 130,000	$ $ $	— — —	300,000 90,000 90,000	$ $ $	3,472 3,400 3,070

John Ocampo Chairman of the Board	2002 2001 2000	$ $ $	250,000 235,000 250,000	$ $ $	— — —	$ $ $	— — —	— — —	$ $ $	3,472 3,382 3,070

Thomas Scannell Vice President, Finance and Administration, Chief Financial Officer, Assistant Secretary and Assistant Treasurer	2002 2001 2000	$ $ $	196,510 165,106 175,000	$ $ $	7,628 — 103,000	$ $ $	— — —	75,000 70,000 70,000	$ $ $	3,256 2,968 66

Gerald Quinnell Executive Vice President, Business Development	2002 2001 2000	$ $ $	190,000 188,692 200,000	$ $ $	7,628 — 59,000	$ $ $	— — —	— 70,000 70,000	$ $ $	3,364 3,319 2,968

Guy Krevet Vice President, Operations	2002 2001 2000	$ $ $	184,075 174,540 185,000	$ $ $	— — 55,000	$ $ $	— — —	— 60,000 60,000	$ $ $	3,299 3,285 2,968

(1)	In the third quarter of 2002, Sirenza’s board of directors approved a voluntary stock option exchange program for employees and directors. Under the program, eligible employees and directors were given the opportunity to exchange certain unexercised stock options for new options to be granted at least six months and one day following the cancellation of the exchanged options. Except for the option granted to Mr. Scannell in 2001, all of the options noted were surrendered and cancelled as part of Sirenza’s voluntary stock option exchange program on September 19, 2002. Each officer was granted new options on March 21, 2003. The new options are exercisable for an equal number of shares as the exchanged options and vest over a period of 3.5 years. The exercise price of the new options is equal to the fair market value of Sirenza’s common stock at the time of grant, or $1.34 per share.
(2)	The amounts in the column entitled All Other Compensation consist of term life and health insurance premiums paid by us and matching contributions by us of $2,500 annually to each Named Executive Officer’s 401(k) plan account.

STOCK OPTION GRANTS AND EXERCISES

The following table shows, as for each Named Executive Officer, information concerning stock options granted during the Last Fiscal Year.

OPTION GRANTS DURING LAST FISCAL YEAR

Name	Options Granted (1)	Percent of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price Per Share (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Robert Van Buskirk	300,000	23.8%	$5.85	3/13/2012	$1,103,710	$2,797,018
John Ocampo	—	—	—	—	—	—
Thomas Scannell	75,000	5.9%	$4.85	3/20/2012	$228,760	$579,724
Gerald Quinnell	—	—	—	—	—	—
Guy Krevet	—	—	—	—	—	—

(1)	These options were originally exercisable as to 25% of the shares one year from the date of grant and as to one forty-eighth of the shares after each month thereafter. However, these options were subsequently cancelled under Sirenza’s voluntary option exchange program described in footnote (1) to the Summary Compensation Table above and new options were granted on March 21, 2003 which vest over 3.5 years.
(2)	Represents the fair market value of the underlying common stock on the date of grant.
(3)	Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during the Last Fiscal Year and the number of shares subject to exercisable and unexercisable stock options as of the end of the Last Fiscal Year. The table also sets forth certain information with respect to the value of stock options held by such individuals as of the end of the Last Fiscal Year.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Last Fiscal Year End		Value of Unexercised In-The-Money Options at Last Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Van Buskirk	30,000	$143,100	189,687	52,493	$56,906	$15,748
John Ocampo	—	—	—	—	—	—
Thomas Scannell	16,100	$42,086	131,399	92,501	$32,420	$13,750
Gerald Quinnell	27,494	$146,546	126,661	25,820	$91,652	$7,746
Guy Krevet	—	—	70,368	24,997	$40,444	$7,499

(1)	The amount set forth represents the difference between the closing common stock share price of $1.80 on December 31, 2002, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of options.

DIRECTOR COMPENSATION

Directors currently receive no cash compensation for serving on the Board of Directors. However, directors are reimbursed for expenses in connection with attendance at Board of Directors and committee meetings.

Directors are eligible to participate in the Company’s Amended and Restated 1998 Stock Plan. Pursuant to the Company’s Amended and Restated 1998 Stock Plan, non-employee directors are automatically granted an option to purchase 40,000 shares of common stock upon their election to the Board of Directors and an option to purchase an additional 10,000 shares of common stock each year following the date of our annual stockholders meeting, so long as on such date, he or she has served on the Board of Directors for at least the previous six months. In the Last Fiscal Year, the Company granted each of Mr. Bumgarner and Mr. Skrzypczak an option to purchase 10,000 shares of common stock at an exercise price of $4.05 per share. Each of these options was subsequently cancelled in the Company’s voluntary option exchange program and new options were granted on March 21, 2003 at an exercise price of $1.34 per share. Mr. Chung has declined to receive any automatic option grants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee consists of Mr. Bumgarner and Mr. Chung. None of the Company’s executive officers serves as a director or member of the compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on the Company’s Board of Directors or compensation committee. Prior to the formation of the compensation committee, executive compensation decisions were made by the Board of Directors beginning in May 1999 and prior to that by the Company’s President.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Sirenza has entered into employment related agreements with three of its named executive officers: Guy Krevet, Gerald Quinnell and Thomas Scannell.

Sirenza has entered into change of control and severance agreements with each of Mr. Krevet and Mr. Quinnell which provide that, in the event that the officer is involuntarily terminated by Sirenza without cause within twelve months following a change of control of Sirenza (with “cause” and “change of control” defined in the agreement), the officer is entitled to receive continued payment of the officer’s base salary for a period of six months from the date of termination or until such earlier date when the officer obtains full time employment in a senior management position with a subsequent employer. In addition, Sirenza must maintain group health, life and other insurance policies for the officer during this same six-month period. The agreements also provide that all unvested options held by the officer shall accelerate in full automatically upon a change of control of Sirenza. Except as described above, the agreements specify that the employment relationship is at will, either party may terminate the employment relationship with no notice, and the officer is entitled to no severance for any termination other than in connection with a change of control.

Sirenza has signed an employment offer letter with Mr. Scannell that provides for severance pay equal to six months of base salary in the event that Mr. Scannell is terminated without cause or has his duties diminished without cause. In addition, the offer letter provides that all outstanding unvested options held by Mr. Scannell shall be accelerated in full in the event of the acquisition of Sirenza resulting in a greater than 51% change of control of Sirenza. The offer letter also specified Mr. Scannell’s initial base salary, bonus opportunity, options and the responsibilities of his position at the time of hire.

Sirenza has also entered into employment related agreements with two additional officers: Gerald Hatley and Joseph Johnson.

Sirenza has signed an offer letter with Mr. Hatley that provides that all outstanding unvested options held by Mr. Hatley shall be accelerated in full in the event of the acquisition of Sirenza resulting in a greater than 51% change of control of Sirenza. The offer letter also specified Mr. Hatley’s initial base salary, bonus opportunity, options, benefits and the responsibilities of his position at the time of hire.

In connection with the acquisition of Xemod Incorporated in September 2002, Sirenza also signed an offer letter with Mr. Johnson that provided for an at will employment relationship and established Mr. Johnson’s initial base salary, bonus opportunity options, benefits and the responsibilities of his position at the time of hire. The agreement with Mr. Johnson also provides that if Mr. Johnson is terminated other than for “cause” or resigns with “good reason” (as such terms are defined in his agreement) before September 12, 2004 and signs and does not revoke a general release of claims in Sirenza’s favor, which release is reasonably acceptable to Sirenza, Mr. Johnson is entitled to continue to receive his base salary then in effect, through September 14, 2004 or for a period of six months, whichever period is longer. Mr. Johnson has agreed not to engage in competitive activities with Sirenza for the greater of (i) one year following termination of employment or (ii) through September 14, 2004.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and has the authority to establish the specific compensation levels for the Chief Executive Officer and other executive officers of the Company. Additionally, the Compensation Committee is routinely consulted to approve the compensation of a newly hired executive or of an executive whose scope of responsibility has changed significantly. The Compensation Committee is currently composed of two non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Policy:    The objectives of the Compensation Committee are to enhance the Company’s ability to recruit and retain qualified management, to align executive compensation with the Company’s long and short-term business objectives and performance and to maximize long-term stockholder value.

CEO Compensation:    The Chief Executive Officer’s salary, bonus and equity incentive awards are established by the Compensation Committee. Mr. Van Buskirk has served as the Company’s President and Chief Executive Officer since joining the Company in May 1999. The base salary paid by the Company to Mr. Van Buskirk in 2002 was $262,337. For fiscal year 2002, Mr. Van Buskirk had no guaranteed minimum bonus and none was paid. Mr. Van Buskirk was also granted an option to purchase 300,000 shares of Common Stock on March 13, 2002 at the then fair market value of $5.85 per share. This option was surrendered for cancellation by Mr. Van Buskirk in connection with the Company’s stock option exchange program described above. The Compensation Committee believes that Mr. Van Buskirk’s compensation is appropriate considering both the Company’s financial performance for the past year and the salaries and bonuses of executive officers in similar positions of comparably-sized companies, and is necessary to retain his services.

Other Executive Officers:    Recommendations regarding the base salary, bonuses and stock option or other awards of the Company’s executive officers other than the Chief Executive Officer are made to the Compensation Committee by Mr. Van Buskirk and are subject to its approval. The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer, should be influenced by the Company’s performance. The Compensation Committee establishes the salaries and bonuses of all of the executive officers by considering (i) the Company’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular executive officer’s area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies, and (iv) the relationship between revenue and profits and executive officer compensation. The Compensation Committee believes that the compensation paid to the Company’s executive officers in the Last Fiscal Year was comparable to similarly-sized businesses in the industry.

Long Term Incentive—Stock Options:    In addition to salary and bonus, the Compensation Committee, from time to time, approves the grant of options to executive officers and other employees. The Compensation Committee believes that stock options serve as an effective, cost-efficient and competitive long-term incentive and retention tool for the Company’s executives, as well as other employees. The Compensation Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an executive officer is the executive officer’s ability to influence the Company’s long-term growth and profitability.

Stock Option Exchange Program:    Although the Company saw its per quarter revenue increase sequentially in the second half of the Last Fiscal Year, the price of the Company’s common stock declined from a high of $40.25 in early 2001 to a low of $1.15 in the third quarter of 2002. Consequently, in the third quarter of 2002, Sirenza’s board of directors approved a voluntary stock option exchange program for employees and directors. Under the program, eligible employees and directors were given the opportunity to exchange unexercised stock options granted under the 1998 Stock Plan for new options to be granted at least six months and one day following the cancellation of the exchanged options. The Company commenced the offer on August 20, 2002 and the offer expired on September 18, 2002. The new options were granted on March 21, 2003 and are exercisable for an equal number of shares as the exchanged options and the exercise price of the new options was $1.34 per share, the fair market value of Sirenza’s common stock at the time of grant. In addition, the term of each new option is ten years and each option vests as to 25% of the total number of shares subject to the option on September 21, 2003 and as to 1/36th of the remaining shares subject to the option each month thereafter. The committee approved the option exchange program because it believes that employee, executive and director ownership is vital to the Company’s future. In light of the volatility of technology stocks, and the depreciation of the Company’s stock value in particular, the committee determined that it was appropriate to adopt the option exchange program.

Respectfully Submitted By the Compensation Committee:

John Bumgarner

Peter Chung

TRANSACTIONS WITH RELATED PARTIES

The following is a description of transactions since the beginning of the Last Fiscal Year to which the Company has been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest other than compensation arrangements which are otherwise described under Executive Officer Compensation. Sirenza believes that each of the transactions with related parties were as fair to Sirenza as could have been made with unaffiliated parties.

Sirenza has used the services of MPI Corporation of Manila, Philippines, for the packaging of a significant amount of its radio frequency components. MPI is owned by Jose Ocampo, a cousin of John Ocampo, Sirenza’s co-founder and Chairman of the Board, and a principal stockholder of Sirenza. Sirenza paid MPI an aggregate of $282,000 in 2002 for these services. In addition, amounts owed by Sirenza to MPI for such services at December 31, 2002 totaled $316,000.

In the first quarter of 2002, Sirenza converted an outstanding loan receivable of approximately $1.4 million and invested cash of approximately $6.1 million in GCS, a privately held semiconductor foundry partner of Sirenza, in exchange for 12.5 million shares of GCS’ Series D-1 preferred stock valued at $0.60 per share. In connection with the investment, Sirenza’s President and CEO joined GCS’ seven-member board of directors. Sirenza purchased $732,000 of materials used in production and research and development from GCS in the Last Fiscal Year.

During the Last Fiscal Year, Sirenza granted options to its executive officers and directors. Sirenza intends to grant options to its executive officers and directors in the future. Sirenza has also entered into indemnification agreements with its executive officers and directors and employment or change of control arrangements with Mr. Krevet, Mr. Quinnell, Mr. Scannell, Mr. Hatley and Mr. Johnson, as described under Executive Officer Compensation.

In the third quarter of 2002, Sirenza’s board of directors approved a voluntary stock option exchange program for employees and directors. Under the program eligible employees and directors were given the opportunity to exchange certain unexercised stock options for new options to be granted at least six months and one day following the cancellation of the exchanged options. On September 19, 2002, Sirenza cancelled options to purchase 2,416,416 shares of Sirenza’s common stock. In exchange for those options cancelled, Sirenza granted new options to purchase an aggregate of 2,300,666 shares of Sirenza’s common stock on March 21, 2003 at an exercise price of $1.34 per share. The new options granted in the option exchange vest over a period of 3.5 years. Sirenza’s directors and executive officers tendered options to purchase an aggregate of 1,249,500 shares of Sirenza common stock for cancellation in the option exchange.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s common stock with the cumulative return of the Nasdaq Composite Index and the SOX - PHLX Semiconductor Index for the period commencing May 25, 2000 (the date the Company’s common stock commenced trading on the Nasdaq National Market) and ending on December 31, 2002.

The graph assumes that $100 was invested on May 25, 2000 in the Company’s common stock, in the Nasdaq Composite Index and in the SOX - PHLX Semiconductor Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

AUDIT COMMITTEE REPORT

In connection with the audit by Ernst & Young LLP, the Company’s independent auditors, of the Company’s financial statements as of and for the fiscal year ended December 31, 2002, the Audit Committee of the Board of Directors of the Company has performed the following functions, among others:

•	The Audit Committee has reviewed and discussed the audited financial statements with management.

•	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented to date. This discussion included, among other topics, the quality, not just the acceptability, of the Company’s accounting principles, the clarity of disclosures in the financial statements, the consistency of the Company’s application of accounting policies, and the auditors’ responsibility under Generally Accepted Auditing Standards to provide the Audit Committee with information regarding the Company’s internal control structure and financial statements, changes to significant accounting policies, management’s judgments and accounting estimates and significant audit adjustments.

•	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented to date, and has discussed with the independent auditors their independence. In considering the auditors’ independence, the Audit Committee has considered the amount and nature of any fees paid by the Company to the independent auditors for non-audit services.

•	Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements as of and for the fiscal year ended December 31, 2002 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. Similarly, it is the responsibility of the independent auditors, and not the Audit Committee, to conduct the audit and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

Respectfully Submitted By the Audit Committee:

John C. Bumgarner, Jr.

Peter Chung

Casimir Skrzypczak

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the Last Fiscal Year, all Section 16(a) filing requirements applicable to the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities were complied with, except as follows: (i) a Form 4 for two transactions on September 19, 2002 was not timely filed by John C. Bumgarner, Jr., a member of the Company’s Board of Directors; (ii) a Form 4 for one transaction on November 21, 2002 was not timely filed by Rodney Hsing, the Company’s then Vice President, Strategic Accounts; (iii) a Form 3 filed timely by Joseph Johnson, the Company’s Chief Technology Officer, did not list all shares beneficially owned by Mr. Johnson as of the required date; (iv) a Form 3 was not timely filed by Chris Menicou, the Company’s Vice President, Quality/Reliability; (v) a Form 4 for one transaction in March 2002 was not timely filed by John and Susan Ocampo, the Chairman of the Board and Treasurer of the Company, respectively, and owners of more than 10% of the Company’s Common Stock, due to an error in the description of the transaction in the original filing; (vi) a Form 4 for ten transactions in January 2002 was not timely filed by Gerald Quinnell, the Company’s Executive Vice President, Business Development; and (vii) a Form 3 for Wasatch Advisors, Inc., an owner of more than 10% of the Company’s Common Stock, has not been filed to date. Except for a Form 3 for Wasatch Advisors, Inc., a corrective filing has been made for each of the above-described incidences of noncompliance.

SOLICITATION OF PROXIES

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders next year at the Company’s 2004 annual meeting of stockholders must be received by the Company no later than December 16, 2003 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that annual meeting.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not included in the Company’s proxy statement which are proposed to be properly brought before an annual meeting of stockholders. Such stockholder must deliver written notice to the Secretary of the Company not less than 120 days in advance of the one-year anniversary of the date at which the notice of the previous year’s annual meeting was mailed to the stockholders by the Company (in the case of the 2004 annual meeting this date is December 16, 2003). This notice must contain specified information concerning the matters proposed to be brought before such annual meeting and concerning the stockholder proposing such matters.

In the event that either (i) the Company did not have an annual meeting during the immediately previous year, or (ii) the date of the current year annual meeting is more than 30 days from the one year anniversary of the immediately prior annual meeting, then the deadline for the Company’s receipt of the notice required by the bylaws shall instead be the later of (a) the date that is 120 days prior to the current year annual meeting, and

(b) the date that is 10 days following the first public notice of the date of such annual meeting. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of the Company at the address below. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Sirenza Microdevices, Inc., 522 Almanor Avenue, Sunnyvale, California 94085, Attention: Corporate Secretary.

LIST OF STOCKHOLDERS ENTITLED TO VOTE

A list of the stockholders entitled to vote at the meeting, in alphabetical order, including the address and number of shares registered in the name of each such stockholder, shall be maintained at the Company’s principal executive office, located at 522 Almanor Avenue, Sunnyvale, CA 94085, during the 10-day period immediately preceding the meeting date, and during such time shall available during normal business hours for examination by any stockholder for any purpose germane to the meeting. A copy of such list shall also be present at the meeting, and shall be available for inspection during the meeting by any stockholder present at the meeting.

DISCLAIMER REGARDING COMMITTEE REPORTS

Neither (i) the compensation committee report contained herein, (ii) the audit committee report contained herein, or (iii) any other information required to be disclosed herein by Item 306(a) or (b) of Regulation S-K or Item 7(e)(3) of Schedule 14A shall be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

UNDERTAKING TO FURNISH FORM 10-K

UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY SHALL PROVIDE TO SUCH PERSON, FREE OF CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, CONTAINING A LIST BRIEFLY DESCRIBING THE EXHIBITS THERETO, BUT NOT THE EXHIBITS THEMSELVES. AMONG THE PROXY SOLICITATION MATERIALS MAILED TO YOU WITH THIS PROXY STATEMENT IS A COPY OF THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE LAST FISCAL YEAR, WHICH INCLUDES A COPY OF THE ABOVE-REFERENCED ANNUAL REPORT ON FORM 10-K. IF FOR SOME REASON YOU HAVE NOT RECEIVED IT, PLEASE NOTIFY THE COMPANY AT THE ADDRESS BELOW. UPON WRITTEN REQUEST FROM ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING, AND PAYMENT TO THE COMPANY OF A FEE IN THE AMOUNT OF THE COMPANY’S REASONABLE EXPENSES OF FURNISHING SUCH COPY, THE COMPANY WILL ALSO FURNISH SUCH BENEFICIAL OWNER WITH A COPY OF ANY REQUESTED EXHIBIT TO THE ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR. PLEASE ADDRESS ANY SUCH REQUESTS TO SIRENZA MICRODEVICES, INC., 522 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94085, ATTENTION: CORPORATE SECRETARY.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

By order of the Board of Directors

/s/ SUSAN P. KRAUSE
Susan P. Krause Vice President, General Counsel and Secretary

April 7, 2003

APPENDIX A

PROXY	PROXY

SIRENZA MICRODEVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2003

This proxy is solicited on behalf of the Board of Directors of the Company

The undersigned stockholder of Sirenza Microdevices, Inc., a Delaware corporation (the Company), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2003, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002, and hereby appoints Robert Van Buskirk, Thomas Scannell and Susan P. Krause, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares of common stock of the Company registered in the name of the undersigned at the 2003 Annual Meeting of Stockholders of the Company, to be held on Friday, May 30, 2003 at 2:00 p.m. (local time) at the Company’s principal executive offices, located at 522 Almanor Avenue, Sunnyvale, California 94085, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(See reverse.)

PLEASE MARK YOUR VOTES AS INDICATED IN THE FOLLOWING EXAMPLE.  ☒

1.	THE ELECTION OF JOHN OCAMPO AS THE CLASS III DIRECTOR OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS OR UNTIL SUCH TIME AS HIS SUCCESSOR SHALL BE DULY ELECTED AND QUALIFIED.

☐ FOR ALL (Except withhold as to Nominee(s) written below, if any)	☐	WITHHOLD ALL

Excepted:

2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS. THE PROXYHOLDERS MAY VOTE THE SHARES REPRESENTED BY THIS PROXY FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR MAY OTHERWISE REPRESENT SUCH SHARES WITH RESPECT TO SUCH MATTERS, IN EACH CASE IN THEIR DISCRETION.

Sign exactly as your name(s) appear on the stock certificate. A corporation or partnership is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

Dated: , 2003

Signature(s)

(Title, if appropriate)

I plan to attend the Annual Meeting:  Yes  ☐    No  ☐

APPENDIX B

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

SIRENZA MICRODEVICES, INC.

1.    Purpose.

The purpose of the Audit Committee of the Board of Directors of Sirenza Microdevices, Inc. (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2.    Membership and Organization.

Composition.    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (1) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (2) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules; and

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In addition, from and after March 30, 2004, the Audit Committee shall generally maintain as a member at least one “audit committee financial expert” as defined in the rules of the SEC.

Meetings.    The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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Compensation.    Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3.    Responsibilities and Duties.

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and, when required under SEC rules, the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (1) reviewing the independent auditors’ proposed audit scope and approach, (2) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, and (3) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements; and

•	reviewing its own charter and processes.

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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•	reviewing the independence of the outside auditors, including (1) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (2) presenting this statement to the Board, and (3) to the extent there are relationships, monitoring and investigating them; and

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services;

•	overseeing compliance with the requirements of the SEC for disclosure of Audit Committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

B-3